UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2017
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AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 860 N. McCarthy Blvd., Suite 200, Milpitas, California
Registrant’s telephone number, including area code: (408)941-7100

(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 21, 2017, Aviat Networks, Inc. (the “Company”) entered into Amendment No. 8 to Second Amended and Restated Loan Agreement (the “Amendment”) by and among the Company, Aviat U.S., Inc. (“Opco”), Aviat Networks (S) Pte. Ltd. (the “Singapore Borrower” and collectively with the Company and Opco, the “Borrowers”) and Silicon Valley Bank, as lender (the “Lender”). The Amendment amends the terms of the Company’s Second Amended and Restated Loan and Security Agreement, dated as of March 28, 2014, as amended, by and among the Borrowers and the Lender (the “Agreement”). Among other things, the Amendment allows for up to 30% of the Singapore Borrower’s accounts receivable to be included in the calculation of the borrowing base and the inclusion of the accounts receivable of certain high credit quality customers of the Company that are aged 90 to 120 days to be included in the calculation of the borrowing base.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.     Description

10.1
Amendment No. 8 to Second Amended and Restated Loan and Security Agreement, dated as of September 21, 2017, by and among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: September 21, 2017	By:	/s/ Ralph S. Marimon
		Name:	Ralph S. Marimon
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.     Description

10.1
Amendment No. 8 to Second Amended and Restated Loan and Security Agreement, dated as of September 21, 2017, by and among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.